Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Abeona Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registred		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Debt	Debt securities	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Equity	Warrants	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)(1)	457	(o)	(2	)(3)	-	300,000,000		$0.00014760	$44,280	-	-	-	-
Fees Previously Paid	-	-	-		-		-	-		-	-	-	-	-	-
	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-256850	October 22, 2021	(1)
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-256850	October 22, 2021	(1)
Carry Forward Securities	Debt	Debt securities	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-256850	October 22, 2021	(1)
Carry Forward Securities	Equity	Warrants	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-256850	October 22, 2021	(1)
Carry Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)(1)	415	(a)(6)	(1	)(2)(3)		$250,000,000	(1)(3)	$0.00010910	(1)	S-3	333-256850	October 22, 2021	$11,390.04 (1)

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-224867	June 7, 2018	(1)
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-224867	June 7, 2018	(1)
Carry Forward Securities	Debt	Debt securities	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-224867	June 7, 2018	(1)
Carry Forward Securities	Equity	Warrants	415	(a)(6)	(1	)(2)(3)		(1	)(3)		(1)	S-3	333-224867	June 7, 2018	(1)
Carry Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)(1)	415	(a)(6)	(1	)(2)(3)		$500,000,000	(1)(3)	$0.00012450	(1)	S-3	333-224867	June 7, 2018	$15,484.69 (1)

Carry Forward Securities	Total Offering Amounts							$300,000,000
Carry Forward Securities	Total Fees Previously Paid							$17,405.27
Carry Forward Securities	Total Fee Offsets							$26,874.73	(1)
Carry Forward Securities	Net Fee Due							$0.00	(1)

(1) The Registrant previously registered $500,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-224867) filed on May 11, 2018, and initially declared effective on June 7, 2018, as amended from time to time (the “First Registration Statement”), approximately $124,375,000 of which remains unsold as of the date of filing of this registration statement (the “First Registration Statement Unsold Securities”). The Registrant also previously registered $250,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-256850) filed on June 7, 2021, and declared effective on October 22, 2021 (the “Second Registration Statement” and, together with the First Registration Statement, the “Prior Registration Statements”), approximately $104,400,000 of which remains unsold as of the date of filing of this registration statement (the “Second Registration Statement Unsold Securities” and, together with the First Registration Statement Unsold Securities, the “Unsold Securities”). The Registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The Registrant previously paid a registration fee of $62,250 in connection with the filing of the First Registration Statement. The Registrant used $27,275 of the unused filing fees from $250,000,000 of the unsold securities from the First Registration Statement to offset the full registration fee payable in connection with the Second Registration Statement. The $26,874.73 previously paid filing fees relating to the Unsold Securities under the Prior Registration Statements will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net registration fee paid in connection with the Unsold Securities is $17,405.27.

(2) Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(3) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $300,000,000.

(4) To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statements, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statements to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.